UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2013

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of Nabors Industries Ltd. was held on June 4, 2013.   Holders of 280,422,689 shares, representing 86.8% of our outstanding shares of common stock entitled to vote as of the record date for the meeting, participated in person or by proxy.

As explained in our proxy statement relating to the meeting:

•                  Directors are elected by a plurality of the votes cast.  In the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his election, he must promptly tender his resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.*

•                  Approval of the other matters considered at the meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions and broker nonvotes having the effect of votes against a proposal.

The matters voted upon at the meeting were:

1.	Election of Directors

	Shares For	Shares Withheld	Nonvotes	Result
James R. Crane	181,249,897	76,038,825	23,133,967	Elected
Michael C. Linn	158,834,804	98,453,918	23,133,967	Elected
John V. Lombardi	113,458,115	143,830,607	23,133,967	Elected
Howard Wolf	251,356,381	5,932,341	23,133,967	Elected
John Yearwood	120,314,171	136,974,551	23,133,967	Elected

* Messrs. Lombardi and Yearwood received the affirmative vote of less than a majority of the shares voted (or withheld) in connection with their election and accordingly tendered their resignations.  The Governance and Nominating Committee of the Board considered the current structure of the Board, the Company’s current strategic needs, shareholders’ expressed reasons for withholding votes, and the contributions and anticipated roles of each of Messrs. Lombardi and Yearwood, and recommended that the Board not accept the resignations.  The Board determined that acceptance of their resignations would not be in the Company’s best interests and voted unanimously to reject the resignations.  Messrs. Lombardi and Yearwood did not participate in the deliberations or the vote.

2.	Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Auditor’s Remuneration

For	273,322,024
Against	6,742,264
Abstain	358,401

RESULT:  Approved (97.5% For)

3.	Approval of 2013 Incentive Bonus Plan

For	242,592,973
Against	14,052,462
Abstain	643,287
Nonvotes	23,133,967

RESULT:  Approved (86.5% For)

4.	Approval of 2013 Stock Plan

For	190,320,173
Against	65,611,460
Abstain	1,357,089
Nonvotes	23,133,967

RESULT:  Approved (67.9% For)

5.	Advisory Vote on Compensation of Named Executive Officers

For	93,179,267
Against	162,803,623
Abstain	1,305,832
Nonvotes	23,133,967

RESULT:  Not approved (33.2% For)

6.	Shareholder Proposal To Require Shareholder Approval of Certain Performance Metrics

For	65,007,275
Against	191,636,335
Abstain	645,112
Nonvotes	23,133,967

RESULT:  Not approved (23.2% For)

7.	Shareholder Proposal To Require an Independent Chairman

For	138,901,515
Against	117,887,239
Abstain	499,968
Nonvotes	23,133,967

RESULT:  Not approved (49.5% For)

8.	Shareholder Proposal To Adopt a Share-Retention Requirement

For	73,020,817
Against	183,406,592
Abstain	861,313
Nonvotes	23,133,967

RESULT:  Not approved (26.0% For)

9.	Shareholder Proposal To Amend Bye-laws to Seek Shareholder Approval of Certain Future Severance Agreements

For	128,610,631
Against	128,136,375
Abstain	541,716
Nonvotes	23,133,967

RESULT:  Not approved (45.9% For)

10.	Shareholder Proposal To Adopt a Proxy Access Bye-law

For	130,962,251
Against	125,618,933
Abstain	707,538
Nonvotes	23,133,967

RESULT:  Not approved (46.7% For)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2013	NABORS INDUSTRIES LTD.

/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary